Exhibit 10.3.7

EXECUTION VERSION

AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED

RECEIVABLES SALE AGREEMENT

This AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (this “Amendment”), dated as of June 5, 2020, is among RPM FUNDING CORPORATION, a Delaware corporation (“Buyer”), and each of the entities listed on the signature pages hereto as an “Originator” (each, an “Originator”; and collectively, the “Originators”).

RECITALS

1.    Buyer and the Originators are parties to that certain Second Amended and Restated Receivables Sale Agreement, dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.    Tremco Barrier Solutions, Inc., a Delaware corporation (“Tremco Barrier”), converted from a Delaware corporation to a Delaware limited liability company and in connection therewith, changed its name from “Tremco Barrier Solutions, Inc.” to “Tremco Barrier Solutions, LLC” (“Tremco Barrier LLC”) (such conversion and name change, collectively, the “Tremco Conversion”) on May 31, 2020 (such date, the “Waiver Effective Date”) and, contrary to Section 4.2(a) of the Agreement, Tremco Barrier did not notify the Buyer and the Administrative Agent in advance of such name change or such change in corporate structure. As a result, the Tremco Conversion resulted in a Termination Event with respect to Tremco Barrier under the Agreement and certain Potential Amortization Events under the Receivables Purchase Agreement (collectively, the “Subject Events”).

3.    The Buyer, Tremco Barrier and RPM International Inc., as servicer (in such capacity, the “Servicer”), have requested a consent to the Tremco Conversion and a limited waiver of the Subject Events, and the Administrative Agent and each Purchaser (collectively, the “Waiving Parties”) are willing to grant such consent and limited waiver (subject to the terms and conditions hereof).

4.    Further, in connection with the Tremco Conversion, the Buyer and the Originators desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  Consent and Limited Waiver.

(a)    Consent and Limited Waiver. Subject to the terms and conditions set forth herein, as of the Waiver Effective Date, each of the Waiving Parties hereby consents to the Tremco Conversion and waives the occurrence of the Subject Events.

(b)    General Limitations. Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Amendment, no Waiving Party is now waiving, nor has it agreed to waive in the future (i) the breach of any provision of the

Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in Section 1(a) above, (ii) any Potential Termination Event, any Termination Event, any Potential Amortization Event or any Amortization Event under the Agreement, the Receivables Purchase Agreement or the other Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in Section 1(a) above or (iii) any rights, powers or remedies presently or subsequently available to any of the Waiving Parties or any other Person against the Buyer, the Servicer, any Originator or any other Person under the Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, applicable law or otherwise, relating to any matter other than solely to the extent expressly waived herein, each of which rights, powers or remedies is hereby specifically and expressly reserved and continue.

(c)    No Waiver of Indemnification, Etc. Without limiting the generality of the foregoing and for the avoidance of doubt, the Waiving Parties are not hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, the Buyer, the Servicer, any Originator or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the Subject Events or otherwise.

SECTION 2.  Amendments to the Agreement.   The Agreement is hereby amended as follows:

2.1    The Agreement is hereby amended by replacing all references to “Tremco Barrier Solutions, Inc.” where it appears therein with “Tremco Barrier Solutions, LLC”.

2.2    Exhibit II of the Agreement is hereby replaced in its entirety with Exhibit II attached hereto.

SECTION 3.  Assumption of Tremco Barrier’s Obligations.   Tremco Barrier LLC hereby covenants and agrees that in connection with the Tremco Conversion (i) it is unconditionally assuming all of the rights, duties, obligations and liabilities of Tremco Barrier immediately prior to the Tremco Conversion under the Agreement and each of the other Transaction Documents and (ii) it will continue to be a party to the Agreement and each of the other Transaction Document to which it was a party immediately prior to the Tremco Conversion and shall have the rights, duties, obligations and liabilities of an Originator under the Agreement and each of the other Transaction Document.

SECTION 4.    Representations and Warranties. Each of the Originators and Buyer hereby represents and warrants to each other, the Purchasers and the Administrative Agent as follows:

(a)    Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)    Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their terms.

(c)    No Default. After giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event, Potential Amortization Event, Termination Event or Potential Termination Event exists or shall exist.

SECTION 5.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof subject to the satisfaction of each of the following conditions precedent:

(a)    receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and

(b)    receipt by the Administrative Agent of such other documents, instruments and opinions as the Administrative Agent may reasonably request prior to the date hereof.

SECTION 6.    Authorization to File Financing Statement. Upon the date hereof, the Originators and the Buyer hereby authorize the Administrative Agent to file (at the expense of the Buyer) one or more UCC-3 amendments in the form of Exhibit B hereto.

SECTION 7.    Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Sale Agreement”, “the Second Amended and Restated Receivables Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 9.    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATORS PURSUANT TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

SECTION 11. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 12. Transaction Document. This Amendment shall constitute a Transaction Document.

SECTION 13. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14. Further Assurances. Each of Buyer and Tremco Barrier LLC hereby agrees to do, at Tremco Barrier LLC’s expense, all such things and execute all such documents and instruments and authorize and file all such financing statements and financing statement amendments, in each case, as the Buyer or the Administrative Agent may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith and therewith.

SECTION 15. Ratification.

(a)    After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

(b)    Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Performance Guarantor hereby acknowledges and agrees that each of the covenants, agreements, terms, conditions and indemnities to be performed and observed by Tremco Barrier LLC under and pursuant to the Agreement, each of the other Transaction Documents and this Amendment, shall in each case constitute a “Guaranteed Obligation” for purposes of the Performance Undertaking.

SECTION 16. Certain Covenants Regarding Post-Closing Conditions.

(a)    Secretary Certificate. On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent a certificate of the Secretary or Assistant Secretary of Tremco Barrier LLC certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it on and after the date hereof.

(b)    Organic Documents. On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent the certificate of formation or other organizational document of Tremco Barrier LLC (including all amendments and modifications thereto) duly certified by the Secretary of State of the State of Delaware as of a recent date and after giving effect to the Tremco Conversion, together with a copy of the limited liability company agreement of Tremco Barrier LLC duly certified by the Secretary or an Assistant Secretary of such Person and after giving effect to the Tremco Conversion.

(c)    Good Standing. On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent a good standing certificate for Tremco Barrier LLC duly certified by the Secretary of State (or similar official) of the State of Delaware.

(d)    Lien Searches. On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent a written search report from a Person satisfactory to the Administrative Agent listing all effective financing statements that name either “Tremco Barrier Solutions, Inc.” or “Tremco Barrier Solutions, LLC” as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those filed in connection with the Transaction Documents, shall cover any Receivable or any Related Security).

(e)    Opinions. On or within ten (10) Business Days following the date hereof, Servicer shall deliver (or cause to be delivered) to the Administrative Agent favorable opinions regarding corporate, enforceability and security interest matters addressed to the Administrative Agent and each Purchaser, in form and substance satisfactory to the Administrative Agent.

(f)    Notwithstanding anything to the contrary set forth in this Amendment, the Agreement or any other Transaction Document, the failure to timely perform or cause to be performed any of the covenants under this Section 16 shall constitute a Termination Event with no grace period and revoke the consent provided for under Section 1 hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ORIGINATORS:

DAP PRODUCTS INC.
TREMCO INCORPORATED
RUST-OLEUM CORPORATION
THE EUCLID CHEMICAL COMPANY
WEATHERPROOFING TECHNOLOGIES, INC.
TREMCO BARRIER SOLUTIONS, LLC

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Secretary

S-1	Seventh Amendment to 2nd A&R RSA (RPM)

RPM FUNDING CORPORATION,
as Buyer

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: President and Secretary

S-2	Seventh Amendment to 2nd A&R RSA (RPM)

Consented and Agreed:

RPM INTERNATIONAL INC.,
as Servicer

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

S-3	Seventh Amendment to 2nd A&R RSA (RPM)

SANTANDER BANK, N.A.,
as a Purchaser

By: /s/ Xavier Ruiz Sena
Name: Xavier Ruiz Sena
Title: Managing Director

S-4	Seventh Amendment to 2nd A&R RSA (RPM)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser and as Administrative Agent

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

S-5	Seventh Amendment to 2nd A&R RSA (RPM)

With respect to Section 15:

RPM INTERNATIONAL INC.,
as Performance Guarantor

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

S-6	Seventh Amendment to 2nd A&R RSA (RPM)